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                                                                     EXHIBIT 4.1

                          REED ELSEVIER CAPITAL INC.,

                                   AS ISSUER,

                                      AND

                         REED INTERNATIONAL P.L.C. AND

                                  ELSEVIER NV,

                                 AS GUARANTORS,

                           THE CHASE MANHATTAN BANK,

                                  AS TRUSTEE,

                    THE CHASE MANHATTAN BANK, LONDON BRANCH

                          AS LONDON PAYING AGENT, AND

                      CHASE MANHATTAN BANK LUXEMBOURG S.A.

                           AS LUXEMBOURG PAYING AGENT

                         FOURTH SUPPLEMENTAL INDENTURE

                           DATED AS OF JULY   , 2001

                                       TO

                                   INDENTURE

                            DATED AS OF MAY 9, 1995

                            ------------------------

                           GUARANTEED DEBT SECURITIES
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     FOURTH SUPPLEMENTAL INDENTURE, dated as of July   , 2001 ("Fourth
Supplemental Indenture"), among Reed Elsevier Capital Inc., a corporation incorporated under the laws of the State of Delaware, as issuer (the "Issuer"), each of Reed International P.L.C., a public limited company incorporated in England, and Elsevier NV, a public company with limited liability incorporated under the laws of The Netherlands, as guarantors (each individually, a "Guarantor" and collectively, the "Guarantors"), The Chase Manhattan Bank, as trustee (the "Trustee"), The Chase Manhattan Bank, London Branch, as London Paying Agent and Chase Manhattan Bank Luxembourg S.A., as Luxembourg Paying Agent.

                                    RECITALS

     WHEREAS, the Issuer, the Guarantors and the Trustee entered into an indenture, dated as of May 9, 1995 (as amended and supplemented, the "Indenture"; terms not defined herein are used with the meanings ascribed to them in the Indenture) providing for the issuance from time to time of the Issuer's Debt Securities, to be issued in one or more series as provided in the Indenture;

     WHEREAS, there are presently issued and outstanding under the Indenture $150,000,000 principal amount of 7% Notes due May 15, 2005 and $150,000,000 principal amount of 7.5% Notes due May 15, 2025, each outstanding series being guaranteed, jointly and severally, by the Guarantors, and the Trustee has been appointed as trustee for each outstanding series;

     WHEREAS, Section 901(8) of the Indenture provides that, without the consent of any Holders of Debt Securities, the Issuer and each Guarantor, when authorized by a Board Resolution, and the Trustee for the Debt Securities, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture in form satisfactory to such Trustee to add to the conditions, limitations and restrictions on the form, terms or purposes of a series of Debt Securities;

     WHEREAS, the Issuer and each Guarantor desires to appoint The Chase Manhattan Bank, London Branch as London Paying Agent hereunder and Chase Manhattan Bank Luxembourg S.A. as Luxembourg Paying Agent hereunder and The Chase Manhattan Bank, London Branch and Chase Manhattan Bank Luxembourg S.A. desire to accept such appointment on the terms and conditions set forth herein;

     WHEREAS, the Issuer and each Guarantor have each been authorized by a duly adopted Board Resolution to enter into this Fourth Supplemental Indenture;

     WHEREAS, the Issuer and each Guarantor have delivered to the Trustee such certificates or opinions as may be required and requested pursuant to the Indenture; and

     WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Issuer and each Guarantor in accordance with its terms have been done and performed.

     NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer, each Guarantor and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debt Securities originally issued after the date hereof, as follows:

     1. Amendment of Section 101.

     a. The following definitions are hereby added in appropriate alphabetical sequence:

          "Component Currency" shall mean any currency which is a component currency of any currency unit.

          "Conversion Event" means the unavailability of any Foreign Currency or currency unit due to the imposition of exchange controls or other circumstances beyond the Issuer's control in each case as determined in good faith by the Issuer.

          "Currency Determination Agent", with respect to Debt Securities of any series, means, a Person designated pursuant to a Board Resolution or an Officers' Certificate.
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          "Foreign Currency" means a currency issued and actively maintained as a country's recognized unit of domestic exchange by the government of any country other than the United States and such term shall include the euro.

          "Judgment Date" has the meaning specified in Section 516.

          "London Paying Agent" means The Chase Manhattan Bank, London Branch or any other Person authorized by the Issuer to serve as London Paying Agent and to pay the principal of (and premium, if any) or interest, if any, on any Debt Securities of any series denominated in a Foreign Currency on behalf of the Issuer.

          "Luxembourg Paying Agent" means Chase Manhattan Bank Luxembourg S.A. or any other Person authorized by the Issuer to serve as Luxembourg Paying Agent so long as any Debt Securities of any series are listed on the Luxembourg Stock Exchange and to pay the principal of (and premium, if any) or interest, if any, on any Debt Securities of any series in definitive form in accordance with the terms hereof.

          "Market Exchange Rate" with respect to any Foreign Currency or currency unit on any date means, unless otherwise specified in accordance with Section 301, the noon buying rate in The City of New York for cable transfers in such Foreign Currency or currency unit as certified for customs purposes by the Federal Reserve Bank of New York for such Foreign Currency or currency unit.

          "Place of Payment", when used with respect to the Debt Securities of any particular series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, as contemplated by Section 301.

          "Principal Financial Center" means, unless otherwise specified in accordance with Section 301, the capital city of the country issuing the Foreign Currency or currency unit, except that with respect to Dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively.

          "Substitute Date" has the meaning specified in Section 516.

     b. Section 101 is hereby amended and supplemented by deleting the definition of "Business Day" and "Depositary" contained therein and replacing each such definition with the following corresponding definition:

          "Business Day" shall mean any day, other than a Saturday or Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Debt Securities not denominated in Dollars, the day is not (i) a day on which commercial banks are authorized or required by law, regulation or executive order to close in London or (ii) a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Foreign Currency or currency unit or, if the Foreign Currency or currency unit is euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is closed.

          "Depositary" means, with respect to the Debt Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Issuer pursuant to Section 301 (which may include a common depositary of Debt Securities on behalf of Clearstream Banking, societe anonyme, Luxembourg or Euroclear Bank S.A./N.V., each in its capacity as Depositary) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series, provided, that nothing herein shall prevent a series of Debt Securities from having more than one Depositary.

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     c. Section 101 is hereby amended and supplemented by deleting the definition of "U.S. Government Obligations" contained therein and replacing such definition with the following definition:

          "Government Obligations" means securities which are (i) direct obligations (or certificates representing an ownership interest in such obligation) of the government which issued the currency in which the Debt Securities of a particular series are payable (except as provided in Section 313(b), in which case with respect to Debt Securities for which a Conversion Event has occurred as provided in Section 313(b), such obligations shall be issued in the currency or currency unit in which such Debt Securities are payable as a result of such Conversion Event) or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the government which issued the currency in which the Debt Securities of such series are payable (except as provided in Section 313(b), in which case with respect to Debt Securities for which a Conversion Event has occurred as provided in Section 313(b), such obligations shall be issued in the currency or currency unit in which such Debt Securities are payable as a result of such Conversion Event), the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the Issuer or either Guarantor thereof.

     2. Amendment of Section 301.

     a. Section 301 is amended by adding the following language to the end of subsection (8) thereof:

          "and the particular provisions applicable thereto, in accordance with, in addition to or in lieu of the provisions of Section 313"

     b. Section 301 is amended and supplemented by deleting the word "and" at the end of subsection (19), inserting the following subsections (20), (21) and
(22) after subsection (19) thereof and renumbering subsection (20) as subsection
(23):

          (20) if other than Dollars, provisions, if any, for the Debt Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the manner and place of payment thereon and any other terms with respect thereto and, if other than as provided herein, the manner of determining the equivalent thereof in Dollars for purposes of the definition of "Outstanding" in Section 101;

          (21) if other than the coin or currency in which the Debt Securities of that series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the Debt Securities of such series shall be payable, and the time and manner of determining the exchange rate between the currency or currency unit in which such Debt Securities are denominated or stated to be payable and the currency or currency unit in which such Debt Securities are to be so payable;

          (22) the designation of the original Currency Determination Agent, if any; and"

     3. Amendment of Section 303. Section 303 is amended and supplemented by deleting the existing ninth paragraph and replacing it with the following:

          "Each Depositary designated pursuant to Section 301 for a Global Security (other than a common depositary of Debt Securities on behalf of Clearstream Banking, societe anonyme, Luxembourg or Euroclear Bank S.A./N.V.) must at the time of its designation and at all times while it serves as such Depositary be a clearing agency registered under the Exchange Act and any other applicable statute or regulation."

     4. Amendment of Section 307. Section 307 is amended and supplemented by adding the following paragraphs at the end thereof:

          "Notwithstanding anything to the contrary herein, a Holder of $1,000,000 or more in aggregate principal amount of Debt Securities of any series of Global Securities (or its equivalent in a Foreign Currency, if such Debt Securities are denominated in a Foreign Currency), whether having identical or different terms and provisions, having the same interest payment dates will be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire
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     transfer instructions have been received in writing by the Trustee for the
     Debt Securities of such series at least 15 days prior to the applicable interest payment date. In addition to the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Debt Securities of any series of Global Securities (or its equivalent in a Foreign Currency, if such Debt Securities are denominated in a Foreign Currency), whether having identical or different terms and provisions, having the same Maturity will be entitled to receive payment at Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Debt Securities of such series at least 15 days prior to Maturity; provided; however, that such payments shall be made subject to applicable laws and regulations; provided; further that the Issuer and Guarantors shall satisfy their obligations pursuant to this Section 307 by paying to the Depositary, or its nominee, as the case may be, such interest payments or payment at maturity by wire transfer of immediately available funds. Any wire instructions received by the Trustee for the Debt Securities of such series shall remain in effect until revoked in writing by the Holder."

     5. Amendment of Article Three. Article Three is amended and supplemented by adding the following Sections 313 and 314 at the end thereof:

          "Section 313. Payments on Debt Securities denominated in a Foreign Currency.

          Unless otherwise specified in accordance with Section 301 with respect to any series of Debt Securities, the following provisions shall apply:

             a. Except as set forth below, the principal of, premium, if any, and interest on Debt Securities of any series will be payable by the Issuer and the Guarantors, as the case may be, in the currency or currency unit in which the Debt Securities of such series are denominated.

             b. If a Conversion Event occurs with respect to a Foreign Currency or currency unit in which Debt Securities of any series are payable, then with respect to each date for the payment of principal of, premium, if any, and interest on the Debt Securities of that series occurring after the last date on which such Foreign Currency or currency unit was used, the Issuer and the Guarantors, as the case may be, may make such payment in Dollars. The Dollar amount to be paid by the Issuer and the Guarantors, as the case may be, to the Trustee for the Debt Securities of such series and by such Trustee or any Paying Agent for the Debt Securities of such series to the Holders of such Debt Securities with respect to such payment date shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate as of the second Business Day preceding the applicable payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise established pursuant to Section 301 with respect to such series of Debt Securities. Any payment in respect of such Debt Security made under such circumstances in Dollars will not constitute an Event of Default hereunder.

             c. Notwithstanding any other provisions of this Section 313, the following shall apply: (i) if the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion, (ii) if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such a single currency, (iii) if any Component Currency is divided into two or more currencies, the amount of that original Component Currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component Currency immediately before such division and (iv) in the event of an official redenomination of any currency (including, without limitation, a currency unit), the obligations of the Issuer and Guarantors to make payments in or with reference to such currency on the Debt Securities of any series shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.

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             d. All determinations referred to in this Section 313 made by the
        Currency Determination Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Holders of the applicable Debt Securities. The Currency Determination Agent shall promptly give written notice to the Trustee for the Securities of such series of any such decision or determination.

             e. The Trustee for the Debt Securities of a particular series shall be fully justified and protected in relying and acting upon information received by it from the Issuer, any Guarantor or the Currency Determination Agent with respect to any of the matters addressed in or contemplated by this Section 313 and shall not otherwise have any duty or obligation to determine such information independently.

     Section 314.  No Commingling of Funds; Determining Principal Amount.

          Subject to Section 313, each reference to any currency or currency unit in any Debt Security, or in the Board Resolution or Officers' Certificate or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit.

          The Trustee and each Paying Agent shall segregate moneys, funds and accounts held by the Trustee and such Paying Agent in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee or any Paying Agent to commingle such amounts.

          Whenever any action or act is to be taken hereunder by the Holders of Debt Securities denominated in a Foreign Currency or currency unit, then for purposes of determining the principal amount of Debt Securities held by such Holders, the aggregate principal amount of the Debt Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officers' Certificate for such Foreign Currency or currency unit into Dollars as of the date the taking of such action or act by the Holders of the requisite percentage in principal amount of the Debt Securities is evidenced to such Trustee."

     6. Amendment of Article Four.

     a. Section 401(a)(1) is amended and supplemented by deleting the existing
Section 401(a)(1) thereof and replacing it with the following Section 401(a)(1):

          "(a) The Issuer shall be deemed to have satisfied and discharged the entire indebtedness on all the Debt Securities of any particular series and, so long as no Event of Default shall be continuing, the Trustee for the Debt Securities of such series, upon Issuer Request and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

             (1) either:

                (A) the Trustee shall have received written notice from the Principal Paying Agent for the Debt Securities of a particular series that all Debt Securities of such series theretofore authenticated and delivered (other than (i) any Debt Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Debt Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 1003) have been delivered to the Principal Paying Agent for the Debt Securities of such series for cancellation; or

                (B) except as otherwise specified with respect to the Debt Securities of such series pursuant to Section 301, with respect to all Outstanding Debt Securities of such series

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           described in (A) above not theretofore so delivered to the Principal
           Paying Agent for the Debt Securities of such series for cancellation:

                    (i) the Issuer has deposited, or caused to be deposited,
               with the Trustee for the Debt Securities of such series in trust an amount in the currency or currency unit in which the Debt Securities of such series are payable (except as provided in Section 313, in which case, the deposit to be made with respect to Debt Securities for which a Conversion Event has occurred shall be made in the currency or currency unit in which such Debt Securities are payable as a result of such Conversion Event) sufficient (without consideration of any reinvestment thereof) to pay and discharge the entire indebtedness on all such Outstanding Debt Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                    (ii) the Issuer has deposited, or caused to be deposited,
               with such Trustee as obligations in trust such amount of Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Debt Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                    (iii) the Issuer has deposited, or caused to be deposited, with such Trustee in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination of the currency or currency unit in which the Debt Securities of such series are payable or Government Obligations and has delivered a Certificate of a Firm of Independent Public Accountants delivered to such Trustee verifying that such combination of funds and Government Obligations will be sufficient to pay and discharge the entire indebtedness on all Outstanding Debt Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by
               Section 402, as the case may be, taking into account the predetermined and certain income to accrue on such Government Obligations (but without any consideration of any reinvestment thereof) and without taking consideration of any reinvestment of any such funds;"

          b.  Section 402 is amended and supplemented by deleting the existing
     Section 402 thereof and replacing it with the following Section 402:

             "Section 402. Application of Trust Money.

             (a) All currency and currency units and obligations deposited with the Trustee for any series of Debt Securities pursuant to Section 401 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form satisfactory to such Trustee. Such currency and currency units and obligations shall be applied by such Trustee, in accordance with the provisions of the Debt Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Issuer or either Guarantor acting as its own Paying Agent) as such Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any, on) and interest, if any, on the Debt Securities for the payment of which such currency and currency units and obligations have been deposited with such Trustee. If Debt Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Issuer shall make such arrangements as are satisfactory to the Trustee for any series of Debt Securities for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Issuer.

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

             (b) The Issuer shall pay and shall indemnify the Trustee for any series of Debt Securities against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to
        Section 401 or the interest and principal received in respect of such Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Issuer under this Section 402(b) shall be deemed to be an obligation of the Issuer under Section 607(2).

             (c) Anything in this Article Four to the contrary notwithstanding, the Trustee for any series of Debt Securities shall deliver or pay to the Issuer from time to time upon Issuer Request any currency and currency units or Government Obligations held by it as provided in
        Section 401 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such currency and currency units or Government Obligations were deposited or received provided such delivery can be made without liquidating any Government Obligations."

          c. Section 404 is amended and supplemented by deleting the existing
     Section 404 thereof and replacing it with the following Section 404:

             "Section 404. Reinstatement.

             If the Trustee for any series of Debt Securities is unable to apply any of the currency and currency units (for purposes of this Section 404, "Amounts") or Government Obligations, as the case may be, described in Section 401(a)(1)(B)(i) or (ii), respectively, in accordance with the provisions of Section 401 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and each Guarantor's obligations under this Indenture and the Debt Securities of such series and the related Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee for such series is permitted to apply all such Amounts or Governmental Obligations, as the case may be, in accordance with the provisions of Section 401; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Issuer has made any payment of principal of (or premium, if any, on) or interest, if any, on such Debt Securities, the Issuer shall be subrogated to the rights of the Holders of such Debt Securities to receive payment from such Amounts or Government Obligations, as the case may be, held by the Trustee for such series."

     7. Amendment of Article Five. Article Five is amended and supplemented by adding the following Section 516 at the end thereof:

          "Section 516. Judgment Currency.

          If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Issuer and the Guarantors hereunder or under any Debt Security or any related coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Debt Security or coupon, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Issuer and the Guarantors agree to pay such additional amounts, if any, as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Debt Security or coupon. Any amount due from the Issuer and the Guarantors under this Section 516 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Debt Security or coupon. In no event, however, shall the Issuer and the Guarantors be required to pay more in the currency or currency unit due hereunder or under such Debt Security or coupon at the Market Exchange

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

     Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Debt Security or coupon so that in any event the Issuer and the Guarantor's obligations hereunder or under such Debt Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Issuer and the Guarantors shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date."

     8. Amendment of Article Six.

     a. Section 603 is amended by adding the following language to the end thereof:

          "(h) The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Debt Securities unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Debt Securities.

          (i) When the Trustee incurs expenses or renders services in connection with an Event of Default as specified in Section 501(4) or 501(5), the expenses (including reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any Bankruptcy Law."

     b. Article Six is amended and supplemented by adding the following Section 614 at the end thereof:

          "Section 614. Rights afforded Trustee.

          In the event that the Trustee is also acting as Paying Agent, Authenticating Agent or Securities Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article Six shall also be afforded to such Paying Agent, Authenticating Agent or Securities Registrar."

     9. Amendment of Section 1003. Section 1003 is amended and supplemented by deleting the existing Section 1003 thereof and replacing it with the following
Section 1003:

          "Section 1003. Appointment of Paying Agents; Money for Debt Securities Payments to be Held in Trust.

             a. The Issuer and each of the Guarantors agrees, for the benefit of the Holders from time to time of the Debt Securities, that, until all of the Debt Securities of the applicable series are no longer outstanding or until moneys for the payment of all of the principal of (and premium, if any) and interest on all outstanding Debt Securities of such series shall have been made available at the principal office of the Paying Agents and paid to the Holders thereof or returned to the Issuer or to the applicable Guarantor pursuant to clause (i) of Section 1003, whichever occurs later, there shall at all times be a Paying Agent hereunder. The Issuer and each of the Guarantors agrees, for the benefit of the Holders from time to time of the Debt Securities of any series denominated in a Foreign Currency, that, until all of the Debt Securities of the applicable series are no longer outstanding or until moneys for the payment of all of the principal of (and premium, if any) and interest on all outstanding Debt Securities of such series denominated in a Foreign Currency shall have been made available at the principal office of the London Paying Agent and paid to the holders thereof or returned to the Issuer or to the applicable Guarantor pursuant to clause (i) of Section 1003, whichever occurs later, there shall at all times be a London Paying Agent hereunder (and such London Paying Agent, unless otherwise specified pursuant to Section 301, shall also act as Authenticating Agent for such series pursuant to Section
        312). Unless otherwise specified in accordance with Section 301 with respect to any series of Debt Securities, the Issuer and Guarantors hereby appoint the Trustee, at present having an office at 450 West 33rd Street, New York, New York, as its Principal Paying Agent in New York to the extent any series of Debt Securities are denominated in U.S. Dollars, and, to the extent any series of Debt Securities are listed on the Luxembourg Stock Exchange as provided in Section 301, Chase Manhattan Bank Luxembourg S.A., at present having an office at 5 Rue Plaetis, L-2338 Luxembourg, as its Luxembourg Paying Agent, and, to the extent any series of Debt Securities are denominated in euros as provided in

        Section 301, The Chase Manhattan Bank, London Branch, at present having an office at Trinity Tower, 9 Thomas More Street, London E1W 1YT, as its Principal Paying Agent with respect to such series, in respect of the Debt Securities, upon the terms and subject to the conditions herein and therein set forth, it being understood that in their capacity as Paying Agents hereunder, The Chase Manhattan Bank, Chase Manhattan Bank Luxembourg S.A. and The Chase Manhattan Bank, London Branch, will perform their duties exclusively through their offices in New York, Luxembourg and London, respectively. The Paying Agents shall arrange for the payment, from funds furnished by the Issuer or either Guarantor to the applicable Paying Agents of the principal of (and premium, if any) and interest on each series of Debt Securities on the date such payments become due and payable. With respect to each series of Debt Securities for which The Chase Manhattan Bank, Chase Manhattan Bank Luxembourg S.A. and The Chase Manhattan Bank, London Branch, serve as Paying Agents, such Paying Agent shall have the powers and authority granted to and conferred upon them herein and in the notes or other instrument evidencing such series of Debt Securities. Any Paying Agent, Authenticating Agent or Securities Registrar appointed herein or otherwise specified in accordance with Section 301 with respect to any series of Debt Securities shall be afforded the rights and protections afforded the Trustee pursuant to Article Six.

             b. Each of the Paying Agents is herein referred to as an "Agent" and they are referred to collectively as the "Agents". Prior to issuing any series of Debt Securities, the Issuer will cause such Agents (other than the Trustee) to execute and deliver to the Issuer (with a copy to the Trustee unless the Trustee or the Paying Agent is also such Agent) a written instrument in which such Agent shall agree to act as such hereunder, unless such Agent has otherwise agreed to the provisions of such instrument as pursuant to this Section 1003. The Issuer and the Guarantors may also serve as Paying Agent or appoint any of its affiliates to serve as Paying Agent. The Issuer will give to the Trustee (unless the Trustee or the Paying Agent is also such Agent) written notice of any change in the location of any office or agency of the Agents hereunder. The Issuer shall have the right to vary or terminate the appointment of any such office or agency.

             c. Each Agent accepts its obligations set forth herein upon the terms and conditions hereof and thereof. If an Agent shall change its specified office, it shall give to the Issuer and the Trustee (unless the Trustee or the Paying Agent is also such Agent) not less than 45 days' prior written notice to that effect giving the address of the new office.

             d. Any notice or other communication required to be given hereunder to the Paying Agents shall be delivered in person, sent by letter or telecopier or communicated by telephone (with prompt written confirmation by telecopy) to the Paying Agents at the addresses specified in the written instrument delivered to the Issuer by such Agent in accordance with Section 1003(b). Any notice hereunder to the Paying Agents given by letter, telecopy or telex shall be deemed to have been received when it would have been received in the ordinary course of post or transmission, as the case may be.

             e. If the Issuer or either Guarantor shall act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on such series, set aside, segregate and hold in trust for the benefit of the holders of the Debt Securities of such series a sum sufficient to pay such principal (and premium, if any) or interest so becoming due. The Issuer and the Guarantors, as the case may be, will promptly notify the Trustee of any failure to take such action.

             f. Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Debt Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer and the Guarantors or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer and such Guarantor or such Paying Agent.

             g. In order to provide for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series as the same shall become due and payable on any payment date, the Issuer and the Guarantors hereby agree to pay to such account or at such offices of any Principal Paying Agent or Principal Paying Agents of a specified series or as such Paying Agent shall specify in writing to the Issuer not less than five Business Days prior to the payment date, in the currency of payment with respect to the Debt Securities of such series as designated pursuant to Section 301, on each Interest Payment Date and at Maturity of the Debt Securities of such series (in each case determined in accordance with the terms and conditions applicable to such series), in immediately available funds available on such Interest Payment Date or at Maturity, as the case may be, in an aggregate amount which (together with any funds then held by the Paying Agent and available for the purpose) shall be sufficient to pay the entire amount of the principal of (and premium, if any) or interest, as applicable, on the Debt Securities of such series becoming due on such Interest Payment Date or at Maturity, and the Paying Agent shall hold such amount in trust and apply it to the payment of any such principal, premium or interest on such Interest Payment Date or at Maturity. Unless otherwise specified as provided above in this Section 1003(g) or Section 1003(h), such aggregate amount shall be paid to the account of the Paying Agent in immediately available funds no later than 10:00 a.m. (Paying Agents' time) on the Interest Payment Date or at Maturity, as the case may be. In the event any Paying Agent is not also the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree (and by their execution hereof, the London Paying Agent and Luxembourg Paying Agent hereby agree) with the Trustee, subject to the provisions of this
        Section 1003 and of Section 401, (1) that such Paying Agent shall hold all sums held by such Paying Agent for the payment of the principal of (and premium, if any) or interest, if any, on the Debt Securities of the applicable series in trust for the benefit of the Holders of the Debt Securities of such series until such sums shall be paid out to the Holders of the Debt Securities of such series or otherwise as herein provided, (2) that such Paying Agent shall give to the Trustee notice of any default by the Issuer or either Guarantor or any other obligor upon the Debt Securities of such series in the making of any deposit with such Paying Agent for the payment of principal (and premium, if any) or interest, if any, which shall have become payable and of any default by the Issuer or either Guarantor or any other obligor upon the Debt Securities of such series in making any such payment, and (3) that such Paying Agent shall, at any time during the continuance of any such default, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

             h. Anything herein to the contrary notwithstanding, the Issuer and the Guarantors shall not later than 10:00 a.m. London time on each date on which any payment of principal (and premium, if any) or interest in respect of any of series of Debt Securities denominated in a Foreign Currency becomes due and payable transfer to such account as the London Paying Agent may designate in writing in advance to the Issuer and the Trustee such amount as shall be sufficient for the purposes of the payment of principal (and premium, if any) or interest (together with any funds then held by the London Paying Agent and available for the purpose) in immediately available funds or in such funds and at such times (being not later than 10:00 a.m. London time on the relevant due date, or if the due date is not a Business Day, on the immediately following Business Day). The Issuer shall ensure that not later than the second Business Day immediately preceding the date on which any payment is to be made to the London Paying Agent, the London Paying Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made.

             i. All moneys paid by the Issuer or either Guarantor, as the case may be, to the Trustee or any Paying Agent for the Debt Securities of any series, or then held by the Issuer or either Guarantor, in trust for the payment of the principal of (and premium, if any, on) and interest, if any, on any Debt Security or in respect of any additional payments thereon which remain unclaimed at the end of two years after such principal (and premium, if any) and interest, if any, or additional payments shall have become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Issuer or such Guarantor, as the case may be, on Issuer Request or Guarantor Request, as the case may be, or (if then held by the

        Issuer or such Guarantor) shall be discharged from such trust; and the Holder of such Debt Security will, thereafter, as an unsecured general creditor, look only to the Issuer (or to each Guarantor pursuant to its Guarantees) for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or such Guarantor, as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment may give notice to the Holder of such Debt Security in the manner set forth in Section 106 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Issuer or such Guarantor, as the case may be; provided, further, that the Trustee or such Paying Agent shall give written notice of any such unclaimed amounts to the Issuer and such Guarantor within 30 days after the end of such two year period.

             j. The foregoing provisions of this Section 1003 are subject to the provisions of Sections 401, 402 and 403."

     10. Amendment of Section 1105. Section 1105 is amended and supplemented by deleting the existing Section 1105 thereof and replacing it with the following
Section 1105:

          "Section 1105. Deposit of Redemption Price.

          On or prior to any Redemption Date, the Issuer or either Guarantor shall deposit with the Principal Paying Agent for the Debt Securities to be redeemed (or, if the Issuer or such Guarantor is acting as its own Paying Agent for such Debt Securities, segregate and hold in trust as provided in
     Section 1003) an amount of money in the currency or currency unit in which the Debt Securities of such series are payable sufficient to pay the principal amount (or, if the context so requires, lesser amount in the case of Discounted Securities) of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Debt Securities which are to be redeemed on the date."

     11. Amendment of Section 1108. Section 1108 is amended and supplemented by adding the following paragraph at the beginning thereof:

          "Unless otherwise specified in accordance with Section 301 with respect to any series of Debt Securities, the following provisions shall apply:"

     12. New York Law to Govern. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     13. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision included in this Fourth Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     14. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

     15. Effect of Fourth Supplemental Indenture. Upon the execution of this Fourth Supplemental Indenture, the Indenture shall be modified in accordance herewith and this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and except as herein modified, all the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect. The provisions of this Fourth Supplemental Indenture shall be applicable only to Debt Securities originally issued after the date hereof.

     16. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the date first referenced above.

                                          REED ELSEVIER CAPITAL INC.,
                                          as Issuer

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          REED INTERNATIONAL P.L.C.,
                                          as Guarantor

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          ELSEVIER NV,
                                          as Guarantor

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          THE CHASE MANHATTAN BANK,
                                          as Trustee

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          THE CHASE MANHATTAN BANK, LONDON
                                          BRANCH, as London Paying Agent

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          CHASE MANHATTAN BANK LUXEMBOURG S.A.,
                                          as Luxembourg Paying Agent

                                          By
                                          --------------------------------------
                                            Name:
                                            Title: